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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) January 30, 2002
                                                 -----------------


                          Brands Shopping Network, Inc.
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             (Exact name of registrant as specified in its charter)


         Nevada                     000-32473                    91-2037688
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(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation               File Number)              Identification No.)


5815 N. Black Canyon Highway, Suite 100, Phoenix, Arizona          85015
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (602) 589-8150
                                                   ---------------------


 USA Dealers Auction.com, Inc., 1650 Grand Avenue, San Marcos, California 92069
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.
        --------------------------------

         On January 7, 2002, in contemplation of the acquisition of Brands Shopping Network, Inc., a Nevada corporation ("Brands"), described below in Item 2, USA Dealers Auction.com, Inc., a Nevada corporation (the "Registrant") effectuated a one-for-eight (1:8) reverse stock split. As a result of the reverse stock split, immediately prior to the acquisition the Registrant had approximately 1,973,325 shares of common stock, $0.001 par value ("Common Stock") outstanding. In connection with the acquisition, the Registrant agreed to issue one share of Common Stock for each outstanding share of Brands Common Stock. As of January 7, 2002, Brands had 21,242,264 issued and outstanding shares of common stock. Thus, as a result of the acquisition, the former shareholders of Brands beneficially own more than 91% of the issued and outstanding shares of the Registrant.

         None of the shareholders of Brands had any material relationship with the Registrant or any of its officers, directors or affiliates prior to the merger. No arrangement or understanding exists among members of both the former and new control group and their respective associates with respect to the election of directors or any other matter.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
        ------------------------------------

         On January 30, 2002, the Registrant closed the acquisition of 100% of the outstanding capital stock of Brands pursuant to a Merger Agreement and Plan of Reorganization dated as of November 27, 2001 between the Registrant and Brands (the "Merger Agreement"). Brands provides branded consumer products from nationally recognized retailers through the television to service the consumer marketplace.

         The Merger Agreement provided that Brands merged with and into the Registrant with the Registrant as the surviving corporation. The merger becomes effective upon filing the appropriate articles of merger with the Secretary of State of Nevada. In the merger, each share of Brands common stock is converted into one share of Common Stock. As a result of the merger, the former shareholders of Brands own a majority of the issued and outstanding shares of the Registrant. (See Item 1 above).

         In connection with the merger, the former directors of the Registrant resigned, and three new directors were appointed in accordance with the Bylaws of the Registrant. The three new members of the Board of Directors are Patrick DeMicco, Mark Doumani and Ian Valentine. The officers of the Registrant have also resigned and the Board has appointed Wendy Borow-Johnson as President, Patrick DeMicco as Chairman of the Board of Directors and Mark Noffke as Treasurer and Secretary. None of the directors, officers or affiliates of Brands had any material relationship with the Registrant or its officers, directors or affiliates prior to the merger. (See Item 6 below).

         Following the merger, the Registrant will change its name to Brands Shopping Network, Inc., will relocate its principal executive offices to the executive offices of Brands located at 5815 N. Black Canyon Highway, Suite 100, Phoenix, Arizona 85015 and its new telephone number will be (602) 589-8150.


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ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.
        --------------------------------------

         In connection with the merger, the four former directors of the Registrant resigned, and three new directors were appointed in accordance with the Bylaws of the Registrant. The resignations did not relate to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. The three new members of the Board of Directors are Patrick DeMicco, Mark Doumani and Ian Valentine. The officers of the Registrant have also resigned and the Board has appointed Wendy Borow-Johnson as President, Patrick DeMicco as Chairman of the Board of Directors, and Mark Noffke as Treasurer and Secretary. None of the directors, officers or affiliates of Brands had any material relationship with the Registrant or its officers, directors or affiliates prior to the merger.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ---------------------------------

(a)      Financial statements of businesses acquired.

         At the time of filing of this Current Report on Form 8-K, it is impracticable to provide the financial statements of Brands required by Item 7(a), which financial statements have not been audited by independent certified public accountants prior to the acquisition. The financial statements required by this Item 7(a) will be filed as soon as they become available, but not later than 60 days following the date of filing hereof.

(b)      Pro forma financial information.

         The pro forma financial information required to be filed by this Item 7(b) is not currently available, but the Registrant expects to file such financial information not later than 60 days following the date on which this Form 8-K is filed.

(c)      Exhibits.

Exhibit No.       Exhibit Description
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2.1               Merger Agreement and Plan of Reorganization dated November 27,
                  2001 by and between USA Dealers Auction.com, Inc. and Brands
                  Shopping Network, Inc., together with all exhibits thereto.

2.2 Amendment No. 1 to the Merger Agreement and Plan of Reorganization dated January 7, 2002 by and between USA Dealers Auction.com, Inc. and Brands Shopping Network, Inc., together with all exhibits thereto.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BRANDS SHOPPING NETWORK, INC.



Date:  February 1, 2002                      By: /s/ Wendy Borow-Johnson
                                                 -------------------------------
                                                 Wendy Borow-Johnson, President

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                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------

2.1* Merger Agreement and Plan of Reorganization dated as of November 27, 2001 between the Registrant and Brands

2.2* Amendment No. 1 to Merger Agreement and Plan of Reorganization dated as of January 7, 2002 between the Registrant and Brands


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* Filed herewith.